Exhibit 99.1

NEWS RELEASE

PARSLEY ENERGY ANNOUNCES FIRST QUARTER 2015

FINANCIAL AND OPERATING RESULTS

Raises Production Guidance

AUSTIN, Texas, May 12, 2015 – Parsley Energy, Inc. (NYSE: PE) (“Parsley” or the “Company”) today announced financial and operating results for the quarter ended March 31, 2015. The Company has posted to its website a presentation that supplements the information in this release.

First Quarter 2015 Highlights

•	Parsley delivered record quarterly net production of 18.9 MBoe/d, an increase of 4% over Q4 2014 and up 106% year-over-year.

•	Parsley is raising full-year 2015 production guidance from 18-19 MBoe/d to 20-21.5 MBoe/d.

•	Wolfcamp B well productivity—already among the best in the Midland Basin—improved for the fourth consecutive quarter.

•	The three Wolfcamp B wells Parsley completed in its Core area in Q1 2015 with 30 days of production had peak 30-day initial production (IP) rates per 1,000-foot lateral of 231 Boe/d on average, up 30% versus average peak 30-day IP rates for Wolfcamp B wells completed in its Core area in Q1 2014.

•	Parsley drilled its most productive Wolfcamp A well to date, registering a peak 30-day IP rate per 1,000-foot lateral of 188 Boe/d on the Mary 18A-18-2H.

•	Parsley is introducing a new Wolfcamp A/B type curve with an estimated ultimate recovery (EUR) of 1 million Boe, based on more than 30 Wolfcamp A and B wells the Company has put on production.

•	The Company continues to weight activity toward the second half of 2015 but now plans to add three horizontal rigs on June 1st, one month earlier than anticipated, running four rigs from that time through the end of the year.

•	Parsley now intends to complete 35-40 gross horizontal wells in 2015, up from the prior guidance range of 30-35 gross horizontal wells, and has revised its drilling schedule such that the average stimulated lateral length of wells completed this year is expected to be approximately 6,500 feet, up from the previous estimate of approximately 5,400 feet. To accommodate these changes, the Company is raising its capital budget from the previously announced $225-$250 million to $250-$300 million.

•	Parsley acquired 3,562 net acres in its Core area in northwest Reagan and north Midland Counties for approximately $7 million in cash and an estimated $10 million in drilling carries. The Company has identified 114 net horizontal drilling locations associated with this acreage, with an estimated average stimulated lateral of approximately 5,800 feet.

•	The Company increased its inventory of net horizontal drilling locations by more than 20% through acquisitions and revised spacing assumptions.

“Our first quarter operating results continue to validate the tremendous potential of our resource base,” said Bryan Sheffield, Parsley Energy’s Chief Executive Officer. “We are pleased to have delivered production growth in Q1 despite weather related downtime that cost us an average of approximately 1,500 Boe of production per day. Having drilled more than 30 horizontal Wolfcamp wells, our confidence in the repeatability of our basin-leading well results prompted us to increase production guidance for the year and introduce a 1 million Boe type curve for our Wolfcamp A and B wells. We now expect to generate close to 50% year-over-year production growth on a capital budget that is significantly lower than 2014 spending.”

First Quarter 2015 Financial Highlights

Revenue for the first quarter of 2015 was $55.2 million, down 29% from Q4 2014, reflecting lower commodity price realizations, partially offset by higher production.

During the first quarter of 2015, the Company recorded a net loss of $17.0 million, or $0.17 per weighted average share. Excluding non-recurring items on a tax-adjusted basis and adding back the non-controlling interest allocated to Class B shareholders, the adjusted net loss for the first quarter of 2015 was $9.8 million, or $0.07 per diluted share. Adjusted earnings before interest, income taxes, depreciation, depletion and amortization (“adjusted EBITDA” – a non-GAAP financial measure) for the first quarter of 2015 was $36.0 million. (Please see supplemental financial information at the end of this news release for a reconciliation of non-GAAP financial measures to GAAP financial measures.)

Lease operating expense per Boe was $9.63 in Q1, burdened by higher workover expense and costs associated with bringing wells back online following winter storms. During the same period, general and administrative expense per Boe was $6.74 and depreciation, depletion, and amortization expense per BOE was $21.95.

Parsley spent $121.7 million on development activities in Q1 2015, down 8% quarter-over-quarter.

As previously announced, Parsley’s existing revolving credit facility was amended on April 21, 2015. The commitments under the facility have been increased by $135 million to $500 million, representing the full amount of the borrowing base. Pro forma for the increased commitment amount, Parsley had $527 million of liquidity at the end of Q1 2015, reflecting a fully undrawn revolver and $27 million of cash.

The Company remains well-hedged, with most of estimated oil production hedged this year, more barrels hedged next year than this year, and a significant hedge position established in 2017.

Full-year 2015 Guidance Update

The table below presents changes to full-year 2015 guidance.

	1Q15 Actual	2015 Guidance (Previous)	2015 Guidance (Current)

Average net daily production (Boe/d)	18.9	18.0-19.0	20.0-21.5

Capital expenditures:
($ millions)
Drilling and completion	$100	$195-210	$215-255
Infrastructure and other	$22	30-40	35-45
Total development expenditures	$122	225-250	250-300

Drilling activity:
Gross horizontal wells completed (average working interest)	13 (78%)	30-35 (~90%)	35-40 (85-90%)
Gross vertical wells completed (average working interest)	8 (91%)	18-22 (~90%)	18-22 (85-90%)

Conference Call Information

Parsley Energy will host a conference call and webcast to discuss its results for the first quarter of 2015 on Wednesday, May 13 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). Participants should call 412-902-0003 10 minutes before the scheduled time and request the Parsley Energy conference call. A telephone replay will be available through May 20 by dialing 201-612-7415 (passcode: 13607972). A live broadcast will also be available on the internet at www.parsleyenergy.com under the “Investor Relations” section of the website. A replay will be available shortly after the call. The Company has also posted to its website a presentation that supplements the information in this release.

About Parsley Energy, Inc.

Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition and development of unconventional oil and natural gas reserves in the Permian Basin in West Texas. For more information, visit our website at www.parsleyenergy.com.

Forward Looking Statements

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Parsley Energy’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Parsley Energy’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Parsley Energy does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Parsley Energy to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in our filings with the SEC, including our Annual Report on Form 10-K. The risk factors and other factors noted in our SEC filings could cause our actual results to differ materially from those contained in any forward-looking statement.

Contact Information

Brad Smith, CFA Parsley

Energy, Inc. Director,

Investor Relations

ir@parsleyenergy.com

(512) 505-5199

Dennard ¡ Lascar Associates

Jack Lascar, jlascar@dennardlascar.com

Lisa Elliott, lelliott@dennardlascar.com

(713) 529-6600

- Tables to Follow -

Parsley Energy, Inc.

Selected Operating Data

(Unaudited)

	Three months ended
	March 31,
	2015	2014

Net production volumes:
Oil (MBbls)	1,009	491
Natural gas (MMcf)	2,302	1,016
NGLs (MBbls)	310	165

Total (Mboe)	1,703	825

Average net daily production (Boe/d)	18,919	9,163

Average sales prices(1):
Oil, without realized derivatives (per Bbl)	$43.30	$93.26
Oil, with realized derivatives (per Bbl)	55.71	90.71
Natural gas, without realized derivatives (per Mcf)	3.02	4.96
Natural gas, with realized derivatives (per Mcf)	3.22	4.94
NGLs (per Bbl)	14.73	41.61

Total, without realized derivatives (per Boe)	$32.42	$69.98
Total, with realized derivatives (per Boe)	$40.04	$68.42

Average costs (per Boe):
Lease operating expenses	$9.63	$8.51
Production and ad valorem taxes	2.64	3.60
Depreciation, depletion, and amortization	21.95	22.30
General and administrative expenses	6.74	9.24

(1)	Average prices shown in the table include transportation and gathering costs and reflect prices both before and after the effects of realized commodity hedging transactions. Our calculation of such effects includes both realized gains and losses on cash settlements for commodity derivative transactions and premiums paid or received on options that settled during the period.

Parsley Energy, Inc.

Condensed Consolidated Statements of Income

(Unaudited, in thousands, except per share data)

	For the three months ended
	March 31,
	2015	2014(1)

Revenues
Oil sales	$43,688	$45,828
Natural gas sales	6,956	5,037
Natural gas liquids sales	4,567	6,865

Total revenues	55,211	57,730
Operating Expenses
Lease operating expenses	16,398	7,018
Production and ad valorem taxes	4,495	2,972
Depreciation, depletion and amortization	37,381	18,392
General and administrative expenses	11,472	7,626
Exploration costs	3,219	—
Incentive unit compensation	—	529
Stock based compensation	1,641	—
Accretion of asset retirement obligations	249	92

Total operating expenses	74,855	36,629

Operating Income (Loss)	(19,644)	21,101
Other Income (Expense)
Interest expense, net	(11,538)	(7,928)
Rig termination	(5,100)	—
Prepayment premium on extinguishment of debt	—	(5,107)
Derivative income (loss)	7,142	(5,676)
Other income (expense)	108	138

Total other income (expense), net	(9,388)	(18,573)

Income (Loss) Before Income Taxes	(29,032)	2,528
Income Tax Benefit (Expense)	5,474	(545)

	(23,558)	1,983

Less: Net Loss Attributable to Noncontroling Interest	6,534	—

Net Income (Loss) Attributable to Parsley Energy Inc. Stockholders	$(17,024)	$1,983

Net loss per common share:
Basic	($0.17)
Diluted	($0.17)
Weighted average common shares outstanding:
Basic	101,273
Diluted	101,273

(1)	The Company does not include earnings per basic and diluted common share, weighted average number of basic shares outstanding or weighted average number of diluted shares outstanding for the three month period ended March 31, 2014 as Parsley Energy was not yet a public company and its assets and operations were owned by a limited liability company.

Parsley Energy, Inc.

Condensed Consolidated and Combined Balance Sheets

(Unaudited, in thousands)

	March 31, 2015	December 31, 2014

Cash and cash equivalents	$27,236	$50,550
Other current assets	121,466	153,611

Total current assets	148,702	204,161

Total property, plant and equipment, net	1,869,714	1,760,862
Total noncurrent assets	62,580	86,056

TOTAL ASSETS	$2,080,996	$2,051,079

Total current liabilities	$190,301	$220,865
Long-term debt	556,486	676,845
Other noncurrent liabilities	146,645	160,880

Total noncurrent liabilities	703,131	837,725

Total liabilities	893,432	1,058,590
Total equity	1,187,564	992,489

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,080,996	$2,051,079

Parsley Energy, Inc.

Condensed Consolidated and Combined Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended March 31,
	2015	2014

Cash flows from operating activities
Net income (loss)	$(23,558)	$1,983
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Non-cash and other items	59,659	12,280
Changes in operating assets and liabilities	(18,113)	(4,278)

Net cash provided by operating activities	$17,988	$9,985

Net cash used in investing activities	$(145,144)	$(120,820)

Financing activities:
Net proceeds from long-term debt	$(120,165)	$93,840
Issuance of common stock	224,007	—

Net cash provided by financing activities	$103,842	$93,840

Net decrease in cash and cash equivalents	$(23,314)	$(16,995)
Cash and cash equivalents, beginning of period	50,550	19,393

Cash and cash equivalents, end of period	$27,236	$2,398

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA is not a measure of net income as determined by United States generally accepted accounting principles (“GAAP”). Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated and combined financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDA as net income before depreciation, depletion and amortization, gain (loss) on sales of oil and natural gas properties, asset retirement obligation accretion expense, interest expense, income tax, prepayment premium on extinguishment of debt, gain (loss) on derivative instruments, net cash receipts (payments) on settled derivative instruments and premiums (paid) received on options that settled during the period.

Management believes Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above from net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Our computations of Adjusted EBITDA may not be comparable to other similarly titled measure of other companies. We believe that Adjusted EBITDA is a widely followed measure of operating performance and may also be used by investors to measure our ability to meet debt service requirements.

The following table presents a reconciliation of Adjusted EBITDA to the GAAP financial measure of net income for each of the periods indicated.

Parsley Energy, Inc.

Adjusted EBITDA

(Unaudited, in thousands)

	For the three months ended
	March 31,
	2015	2014

Adjusted EBITDA reconciliation to net income:
Net income (loss) attributable to Parsley Energy, Inc. stockholders	$(17,024)	$1,983
Net income (loss) attributable to noncontrolling interests	(6,534)	—
Depreciation, depletion and amortization	37,381	18,392
Exploration costs	3,219	—
Asset retirement obligation accretion expense	249	92
Non-cash stock based compensation	1,641	—
Incentive unit compensation	—	529
Interest expense, net	11,538	7,928
Income tax (benefit)	(5,474)	545
Rig termination	5,100	—
Prepayment premium on extinguishment of debt	—	5,107
Derivative (income) loss	(7,142)	5,676
Net cash receipts (payments) on settled derivative instruments	13,196	(20)
Premiums paid on options that settled during the period	(136)	(1,260)

Adjusted EBITDA	$36,014	$38,972

Adjusted Net Income

Adjusted net income is a performance measure used by management to evaluate financial performance, prior to non-cash gains or losses on derivatives. It should not be considered an alternative to consolidated net income, operating income, net cash provided by operating activities, or any other measure of financial performance presented in accordance with GAAP. The following table presents a reconciliation of the non-GAAP financial measure of adjusted net income to the GAAP financial measure of net income.

Parsley Energy, Inc.

Adjusted Net Income and Earnings Per Share

(Unaudited, in thousands, except per share data)

	For the three months ended
	March 31,
	2015	2014

Net income (loss) attributable to Parsley Energy, Inc. stockholders	$(17,024)	$1,983
Derivative loss (gain)	(7,142)	5,676
Net cash receipts (payments) on settled derivative instruments	13,196	(20)
Net premiums paid on options that settled during the period	(136)	(1,260)
Incentive unit compensation	—	529
Exploration costs	3,219	—
Prepayment premium on extinguishment of debt	—	5,107
Rig termination costs	5,100	—
Noncontrolling interest	(6,534)	—
Change in estimated income tax expense	(494)	—

Adjusted net income (loss)	$(9,815)	$12,015

Weighted average diluted shares outstanding(1)	133,574	—

Adjusted net loss per diluted share	$(0.07)	—

(1)	The Company does not include earnings per basic and diluted common share, weighted average number of basic shares outstanding or weighted average number of diluted shares outstanding for the three month period ended March 31, 2014 as Parsley Energy was not yet a public company and its assets and operations were owned by a limited liability company.

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